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              [LETTERHEAD LEBOEUF, LAMB, GREENE & MACRAE, L.L.P.]



                                                   May 11, 1998



Public Service Company of Colorado
PSCO Capital Trust I
1225 Seventeenth Street
Suite 900
Denver, Colorado 80202


     Re: $194,000,000 PSCO CAPITAL TRUST I 7.60% PREFERRED SECURITIES

Dear Sir or Madam:

     We have acted as special counsel to you (the "Company") in connection with the registration of Preferred Securities to be issued by PSCO Capital Trust I and the registration of the related Guarantee Agreement and Subordinated Debentures of the Company and hereby confirm to you our opinion that the statements made in the Prospectus included in the Registration Statement filed on Form S-3 under the caption "UNITED STATES TAXATION" are accurate, complete and correct, and fairly summarize the information set forth therein, based upon current law and the assumptions stated or referred to therein.

     We consent to the filing of this opinion as an exhibit to the Registration Statement.


                                      /s/ LeBoeuf, Lamb, Greene & MacRae, L.L.P.